Exhibit 10.19

Execution version

June 29th, 2015

BETWEEN

TALEND SA

as Pledgor

AND

SQUARE 1 BANK

as Beneficiary

PLEDGE OF IP RIGHTS AGREEMENT

(nantissement de droit de propriété intellectuelle)

Lefèvre Pelletier & Associés

MHT

THIS PLEDGE OF IP RIGHTS AGREEMENT HAS BEEN ENTERED ON JUNE 29TH, 2015 BETWEEN:

1.                                      TALEND SA, a société anonyme, with a share capital of EUR 1,775,886.20, incorporated under French laws, whose registered office is at 9 rue Pages, 92150 Suresnes, france, registered with the Nanterre Registry under number 484 175 252;

(hereinafter referred to as the “Pledgor”)

AND

2.                                      SQUARE 1 BANK, a commercial bank incorporated under the laws of North Carolina, whose registered office is located at 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, United States;

(hereinafter referred to as the “Beneficiary”)

The above-mentioned parties being hereafter named each a “Party”, or, together, the “Parties”.

PREAMBLE

(A)                               Within the framework of their activity, Talend, Inc. and Talend USA, Inc. (hereinafter jointly and severally the “Borrower”), contacted the Beneficiary to obtain a facility to refinance existing indebtedness and to finance the Borrower’s working capital.

(B)                               Pursuant to a Loan and Security Agreement executed on May 29, 2015, the Beneficiary, as Lender, has agreed to make available to the Borrower, loans in amounts not exceeding fifteen millions US Dollars ($15,000,000) (hereinafter the “Loan Agreement”).

(C)                               Clause 8(b) of the Schedule to the Loan Agreement provides for the obligation for the Pledgor to grant to the Beneficiary a Continuing Guaranty as well as security over certain of its assets to secure the payment and performance of all of the Secured Obligations (as defined hereinafter).

(D)                               The Pledgor has undertaken to provide to the Beneficiary a pledge over the Existing Pledged IP Rights, as well as any Future Pledged IP Rights upon formalization of a Confirmation of Pledge of New IP Rights (as defined hereinafter),  to the benefit of the Beneficiary, under the terms of this pledge of IP rights (hereinafter the “Pledge Agreement”).

IT IS AGREED AS FOLLOWS:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               DEFINED TERMS

The following terms and expressions used in this Pledge Agreement and in the recitals of this Pledge Agreement shall, unless the context requires otherwise or otherwise mentioned in the Supplemental Agreement, have the following meanings:

“Confirmation of Pledge of New IP Rights” means any confirmation substantially in the form set out in Annexe 2 signed by the Pledgor in accordance with Article 2(b).

“Enforcement Event” means the occurrence of any of the following events: (i) the acceleration of the Loans pursuant to clause 7.2(b) of the Loan Agreement or (ii) a Pledgor’s payment default under the first-demand guarantee issued on or about the date hereof in favour of the Beneficiary as security for the Secured Obligations, following receipt of a valid payment request from the Beneficiary.

“Event of Default” has the meaning indicated in Section 7 of the Loan Agreement.

“Existing Pledged IP Rights” the existing software as defined and identified in the list set forth in Annex 1.

“Finance Documents” mean the Loan Documents, as defined in Section 8 (Definitions) of the Loan Agreement, the Pledge Agreement, the Supplemental Agreement, any other security document entered into between the Pledgor and the Beneficiary as security for the Secured Obligations and any other documents designated as such by the Pledgor and the Beneficiary.

“Future Pledged IP Rights” means any and all future software of the Pledgor.

“Loan Agreement” shall have the meaning indicated in the recitals of this Pledge Agreement.

“Pledge” means the pledge over each of the Existing Pledged IP Rights created under this Agreement and the pledge over Future Pledged IP Rights as added to this Pledge Agreement to be created pursuant to the relevant Confirmations of Pledge of New IP Rights .

“Pledged IP Rights” means the Existing Pledged IP Rights and the Future Pledged IP Rights.

“Secured Obligations” means all present and future, including contingent and limited obligations of the Borrower or Pledgor arising under or in connection with the Loan Agreement, this Pledge Agreement or any other Finance Document, including all interest, fees, costs, penalties and expenses owing to the Beneficiary under the Loan Agreement and any other Finance Documents.

“Supplemental Agreement” means the supplemental agreement to this Pledge Agreement executed on [the date hereof] by the Pledgor and the Beneficiary.

1.2                               INTERPRETATION

(a)                                 In this Pledge Agreement, unless a contrary provision appears, a reference to:

(i)                                     words importing the plural shall include the singular and vice versa;

(ii)                                  a person is a reference to or includes its successors and assignees; and

(iii)                               an agreement or document includes a reference to that agreement or document as varied or novated at any time.

(b)                                 The headings in this Pledge Agreement are for convenience only and are to be ignored in construing this Pledge Agreement.

(c)                                  If there is any conflict between the provisions in this Pledge Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

(d)                                 The principles of the interpretation set out in the Loan Agreement shall apply mutatis mutandis to this Pledge Agreement.

2.                                      FIRST RANKING PLEDGE

(a)                                 As security for the due performance, payment and discharge in full of the Secured Obligations, the Pledgor hereby irrevocably grants to the benefit of the Beneficiary the Pledged IP Rights, in accordance with article 2355 of the French Civil Code and with articles L. 521-1 et seq. of the French Commercial Code.

(b)                                 In case of enforcement of the Pledge Agreement, the Pledgor agrees that the Beneficiary will enforce the Pledge as security for the Secured Obligations, pursuant to the terms of this Pledge Agreement and shall have no recourse over the assets of the Pledgor other that the Pledged Claims, in accordance with the provisions of article 2334 of the French Civil Code.

(c)                                  The Pledgor undertakes:

(i)                                     to disclose to the Beneficiary the existence and/or creation of any Future Pledged IP Rights once they become subject to a deposit filed with any Intellectual Property Office or public notary, bailiffs or Agence de Protection des Programmes (A.P.P.), as set forth in Section 4.1 of this Pledge Agreement;

(ii)                                  to execute any Confirmation of Pledge of New IP Rights relating to any Future Pledged IP Rights which shall be included in the scope of the Pledge after the date hereof in accordance with paragraph (a) above, as soon as practicable upon the date upon which the Pledgor files such Future Pledged IP Rights; and

(iii)                               to carry out any formalities relating to the Pledge with respect to such Pledged IP Rights and Future Pledged IP Rights in accordance with Article 8 (Perfection).

3.                                      REPRESENTATIONS AND WARRANTIES

Without limitation to the representations and warranties provided for in the Supplemental Agreement, the Pledgor expressly reiterates hereby representations and warranties of Section 1 of the Supplemental Agreement and hereby represents and warrants to the Beneficiary as at the date hereof and at all times until the Discharge Date that:

3.1                               the execution, delivery and performance by the Pledgor of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are not subject to any consents, which have not been obtained, (iii) are enforceable against Pledgor in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), and (iv) do not violate Pledgor’s articles or certificate of incorporation, or Pledgor’s by-laws, or any law or any material agreement or instrument, which is binding upon Pledgor or its property

3.2                               there is no action, claims or proceeding before any court or administrative authority, pending or likely to occur, that could affect the validity, applicability or the capacity of the Pledgor to perform its obligations under this Pledge Agreement;

3.3                               it is the sole owner of the Pledged IP Rights, except for non-exclusive licenses granted by Pledgor to its customers in the ordinary course of business.  To the best of Pledgor’s knowledge, each of the Copyrights, Trademarks and Patents relating to Pledged IP Rights is, when applicable, existing, and no part of the Pledged IP Rights has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Pledgor that any part of the Pledged IP Rights violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Change;

3.4                               with respect to the trademark “Talend”, Mr Fabrice Bonan has issued a statement pursuant to which in particular he commits itself to carry-out any formalities or steps, if necessary, to proceed to the take-over of the trademark “Talend” to the Pledgor at its next shareholders meeting, copy of such agreement to be provided to the Beneficiary at the latest at the time of signing of the Pledge Agreement.

In case of the occurrence of an Event of Default and at the Beneficiary notice, the Pledgor undertakes to organize a shareholders’ meeting within thirty (30) days from the Beneficiary notice and cause the take-over of the trademark “Talend” to the Pledgor to be completed and the pledge of the trademark “Talend” in favor of the Beneficiary.

3.5                               on the date of this Pledge Agreement and for the entire term of the Pledge Agreement, the Pledged IP Rights are and will remain, free from any transfer, pledge or lien and are not subject to any foreclosure proceedings of which it would not have immediately informed the Beneficiary, except for the Pledge, any Permitted Lien and any adverse claim in an amount lower than USD 100,000.

3.6                               the Beneficiary has and will continue to have a first-priority perfected and enforceable security interest in the Pledged IP Rights (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), subject only to the Permitted Liens, it being specified that the Pledge will only be enforceable as against third parties after completion of the perfection formalities as set out in Article 8 (Perfection).

3.7                               on the date of this Pledge Agreement (a) it is not insolvent and (b) is not informed of an action or proceedings whatsoever initiated, in the course of a bankruptcy proceedings, for the purpose of requesting the suspension of payment, the dissolution or liquidation or ad hoc proceedings or the opening of a safeguard proceedings or the appointment of a mediator or a conciliator or any other similar proceedings described in the Livre Sixième of the French Code de Commerce or any other similar proceedings provided by any other applicable law.

4.                                      COVENANTS

4.1                               Registration of software that are material to the conduct of its business:

(i)                                     the Pledgor shall promptly give Beneficiary written notice of any deposits it files with respect to existing or Future Pledged IP Rights filed with any Intellectual Property Office or public notary, bailiffs or Agence de Protection des Programmes (A.P.P.), including the date of any such filing and the deposits numbers, if any, and a copy of such deposits together with any exhibits, evidence of the filing of any documents requested by Beneficiary to be filed for Beneficiary to maintain the perfection and priority of its security interest in such Intellectual Property rights on the software;

(ii)                                  to the extent compatible with their open source nature, the Pledgor shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of the Pledged IP Rights, (ii) detect infringements of the Pledged IP Rights, and (iii) not allow any material Pledged IP Rights or Future Pledged IP Rights to be abandoned or forfeited without the written consent of Beneficiary, which shall not be unreasonably withheld;

(iii)                               the Beneficiary shall have the right, but not the obligation, to take, at the Pledgor’s sole expense, any actions that Pledgor required to take but which Pledgor fails to take, after 15 days notice to Pledgor.  Pledgor shall reimburse and indemnify Beneficiary for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Article.

5.                                      ENFORCEMENT

5.1                               REMEDIES UPON ENFORCEMENT

In the event of the occurrence of an Enforcement Event which is continuing, the Beneficiary may exercise all rights, remedies and actions whatsoever which are available under French law to enforce the Beneficiary’s rights under the Pledge in accordance with the provisions of this Pledge Agreement, in each case subject to and in accordance with the provisions of the Bond Issue Agreement and French law.

5.2                               TRANSFER OF TITLE TO THE PLEDGED IP RIGHTS

(a)                                 Without limitation to the provisions of Article 5.1 (Remedies upon enforcement), in the event of the occurrence of an Enforcement Event, the parties irrevocably agree that the Beneficiary may freely decide to enforce the Pledge by having full title to the Pledged IP Rights transferred to the Beneficiary, in accordance with articles L.521-3 of the French Commercial Code and 2348 of the French Civil Code and the provisions of paragraph (c) below.

(b)                                 The Beneficiary will notify the enforcement of the Pledge referred to in paragraph (a) above, to the Pledgor, by sending an enforcement notice notified (signifié) by a bailiff (huissier) or by registered letter with acknowledgement of receipt or delivered in person, such notice indicating the date of the enforcement of the Pledge as being the second Business Day following the date of such notice (the “Enforcement Date”).

(c)                                  In accordance with article 2348 of the French Civil Code, the value of the Pledged IP Rights as of the Enforcement Date (the “Enforcement Value”) shall be determined by an expert appointed as specified below (the “Expert”) in accordance with the following provisions:

(i)                                     the Expert’s mission shall be the determination of the Enforcement Value (the “Mission”);

(ii)                                  the Expert shall be appointed in accordance with the following provisions:

(A)                               the Expert shall be the first person mentioned in the list referred to in Annexe 3 (List of Experts for determination of Enforcement Value), unless the Pledgor and the Beneficiary consider, acting reasonably, that such person is in a conflict of interest situation or that such person refuses the Mission, in which case the Expert shall be the first person next mentioned in the list referred to in Annexe 3 (List of Experts for determination of Enforcement Value), and successively in the order of priority referred therein until an Expert is appointed; and

(B)                               if all the persons listed in Annexe 3 (List of Experts for determination of Enforcement Value) are in a conflict of interest situation or refuse the Mission as specified in sub-paragraph (A) above, the Expert shall be appointed by the Président of the Tribunal de Grande Instance of

Paris under the form of summary proceedings and without any recourse (procedure en la forme des référés et sans recours possible) further to a motion by the most diligent party and shall be selected from leading financial or audit company conducting activities in France;

(iii)                               the Expert shall act as joint agent (mandataire commun) for the parties in accordance with the provisions of article 2348 of the French Civil Code;

(iv)                              the Expert shall carry out all diligences which it considers necessary in order to fulfil its Mission and may in particular obtain from the Pledgor and/or the Beneficiary any documents and any information relating to the Pledged IP Rights and consult together or separately the Pledgor and/or the Beneficiary;

(v)                                 the assessment methods applied for the performance of the Mission shall be consistent with the methods usually used for the purpose of the assessment of intellectual property rights;

(vi)                              the Expert shall deliver to the Beneficiary and the Pledgor, within sixty (60) Business Days (as defined in the Loan Agreement) after the date of acceptance of its Mission, a copy of its report setting forth its determination of the Enforcement Value and the assessment methods applied for the purpose of the Mission, the date of delivery being hereafter referred to as the “Valuation Date”;

(vii)                           the determination of the Enforcement Value made by the Expert referred to in sub-paragraph (vi) above shall, in the absence of a manifest error (erreur grossière) as referred to in sub-paragraph (viii) below, be final and binding on the parties;

(viii)                        in the event of a manifest error (erreur grossière) in the determination of the Enforcement Value, such error being acknowledged by a final decision of the relevant court having jurisdiction in accordance with Article 13, a new Expert shall be appointed in accordance with the same terms and conditions as referred to in sub-paragraph (ii) above and perform the Mission in accordance with the same terms and conditions as referred to in this paragraph (c);

(ix)                              the Beneficiary shall not be liable for the determination of the Enforcement Value; and

(x)                                 the Beneficiary shall fully bear all fees and expenses of the Expert in the discharge of its Mission hereunder.

(d)                                 if the aggregate amount of the Enforcement Value is greater than the amount of the Secured Obligations that are due and payable by the Pledgor, the Beneficiary shall pay to the Pledgor the difference between those two amounts within 30 (thirty) Business Days following the Valuation Date.

5.3                               WAIVER

Any right of subrogation or recourse against the Pledgor shall be exercised in accordance with and subject to the Loan and Supplemental Agreement, as the case may be.

6.                                      TERM OF THE AGREEMENT AND RELEASE OF PLEDGE

6.1                               The Pledge enters into force on the date hereof and remains enforceable until the date on which effective repayment and payment of all sums due by the Borrower to the Beneficiary under the Finance Documents (including all sums that may become due from future drawings under the Finance Documents) is made and the Loan Agreement is terminated (the “Discharge Date”), it being specified that the Beneficiary shall expressly release the Pledge and all the rights of the Beneficiary under the Pledge Agreement following the Discharge Date.

6.2                               The Beneficiary undertakes to execute and remit to the Pledgor, at such Pledgor’s cost and if so requested, all certificates that the said Pledgor may reasonably request in order to confirm the above release.

7.                                      NOTICES

All notices, demands or other communications under or in connection with this Pledge Agreement shall be in writing and may be given as provided in clause 5.1 (Notices) of the Supplemental Agreement.

8.                                      PERFECTION

(a)                                 This Agreement and, as the case may be, any Confirmation of Pledge of New IP Rights shall be filed with the French intellectual property office (Registre National Spécial des Logiciels) in accordance with the laws and regulations applicable to the Pledged IP Rights in the Intellectual Property Code and the Loan Agreement.

(b)                                 The registration of the Pledged IP Rights shalt be filed within ten (10) Business Days of the date of this Pledge Agreement or any Confirmation of Pledge of New IP Rights with the abovementioned intellectual property registry. The Pledgor hereby grants the relevant power of attorney to the Beneficiary to carry out such registration.

(c)                                  The Pledgor hereby grants all powers and authority to any person acting on its behalf and holding an original copy of the Agreement or, as the case may be, any Confirmation of Pledge of New IP Rights, for the purpose of carrying out all formalities referred to in paragraph (a) above.

9.                                      EXPENSES

The Pledgor shall bear all reasonable costs and expenses (including legal fees and other out of pocket expenses and any Taxes) which may be incurred in connection with the perfection, preservation, performance or enforcement of any of the Beneficiary’s rights under this

Pledge Agreement and the Pledge, and the release of the Pledge, all in accordance with the provisions of the Finance Documents.

10.                               TRANSFER AND ASSIGNMENT

(a)                                 In the event of the transfer or assignment of all or part of the Beneficiary’s rights and/or obligations under any of the Finance Documents, this Pledge Agreement and the Pledge created hereunder shall benefit ipso jure to such transferee or assignee to the extent of such transfer or assignment.

(b)                                 Any reference in this Pledge Agreement to the Beneficiary will include such new transferee or assignee, which the Pledgor acknowledges and expressly accepts.

11.                               GOVERNING VERSION AND TRANSLATION

A translation of this Pledge Agreement shall be prepared by the Beneficiary and agreed by the Pledgor and the Beneficiary within ten (10) Business Days of the date of this Pledge Agreement, for the purposes of its perfection and registration pursuant to relevant provisions of the French Intellectual Property Code, provided that in the event of discrepancy or inconsistency between this Pledge Agreement and such translation, the terms of this Pledge Agreement shall prevail.

12.                               MISCELLANEOUS

(a)                                 This Agreement and the Pledge are in addition to and are not in any way prejudiced by any other Lien now or subsequently held by the Beneficiary.

(b)                                 This Agreement and the Pledge created hereunder do not exclude or limit in any way the rights of the Beneficiary pursuant to or in connection with any of the other Finance Documents and do not prevent the exercise of any other rights or remedies provided by law or any other Finance Documents.

(c)                                  Should any provision of this Pledge Agreement be or become illegal, invalid or unenforceable, the other provisions of this Pledge Agreement shall remain legal, valid and enforceable against the parties to this Pledge Agreement independently of the said illegal, invalid or unenforceable provisions. The Parties hereto will however negotiate in good faith so as to replace such ineffective provision by a legal, valid and enforceable provision and having, to the extent possible, the same effects as those expected from the replaced provisions, should they be legal, valid and enforceable.

(d)                                 No failure to exercise, nor any delay in exercising, on the part of the Beneficiary, any right or remedy under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

(e)                                  The rights and remedies provided pursuant to this Pledge Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(f)                                   All the terms, conditions, undertakings, representations and warranties of the Pledgor under this Pledge Agreement will be binding upon its successors or assignees in the same terms.

13.                               GOVERNING LAW - JURISDICTION

13.1                        This Pledge Agreement shall be governed by and construed in all respects in accordance with French law.

13.2                        The Parties expressly and specifically accept, pursuant to Article 23 of Council Regulation n°1215/2012, to give exclusive jurisdiction to the courts within the territorial jurisdiction of the Commercial Court of Paris to settle any dispute that may arise between the Parties in connection with the construction or performance of this Pledge Agreement.

(Signatures on the next page)

Executed in three (3) originals (one for registration),

in Paris, on June 29th, 2015.

/s/ Michael Tuchen	/s/ James Duncan
TALEND SA.	SQUARE 1 BANK
As Pledgor	As Beneficiary

Represented by:	Represented by:
duly authorized	duly authorized

Michael Tuchen

President Directeur General

ANNEXE 1

Pledged IP Rights

List of existing software to be pledged

Talend Open Studio for Data Integration

Talend Open Studio for Data Quality

Talend Open Studio for Master Data Management

Talend Open Studio for Big Data

Talend Open Studio for Enterprise Service Bus

Talend Enterprise Data Integration

Talend Enterprise Big Data

Talend Enterprise ESB

Talend Platform for Master Data Management

Talend Platform for Data Management

Talend Platform for Data Services

Talend Platform for Big Data

Talend Platform for Enterprise Integration

ANNEXE 2

Confirmation of Pledge of New IP Rights

[On Pledgor letter-head]

From:               TALEND SA in its capacity as Pledgor

To:                             SQUARE 1 BANK in its capacity as Beneficiary

Dated:

Pledge granted by TALEND SA over the IP Rights — Confirmation of Pledge of New IP Rights

Dear Sir/Madam,

(a)                                 We refer to a pledge over intellectual property rights dated June 29th, 2015 and entered into between TALEND SA as Pledger and Square 1 Bank as Beneficiary pursuant to the Initial Pledged IP Right Agreement, a copy of which is attached as a Schedule 1 hereto.

(b)                                 Terms and expressions used and not defined in this Confirmation of Pledge of New IP Rights shall have the meaning ascribed thereto in the Initial Pledged IP Right Agreement.

(c)                                  Pursuant to this Confirmation, the Pledgor:

(i)                                     confirms that the intellectual property rights described in Schedule 2 hereto, of which the Pledgor is the owner are included in the scope of the Pledge granted pursuant to the Initial Pledged IP Right Agreement as security for the due performance, payment and discharge in full of the Secured Obligations, in favor of Square 1 Bank as Beneficiary;

(ii)                                  acknowledges that the provisions of the Initial Pledged IP Right will apply to the intellectual property rights referred to under sub-paragraph (i) above which shall be deemed to become Pledged IP Rights as from the date upon which the Pledgor has become the owner thereof.

Yours faithfully,

TALEND SA

The Pledgor

Represented by:

Schedule 1 - Copy of the Pledge Agreement

Schedule 2 — Description of new Pledged IP Rights

Schedule 1

Copy of the Pledge Agreement

Pledge Agreement

(Stock in Borrower)

Pledgor:

TALEND SA, a société anonyme, incorporated under French laws, whose registered office is located at 9 rue Pages, 92150 Suresnes, France and registered with the Companies and commercial registry of Nanterre under number 484 175 252

Date:	June 29, 2015

THIS PLEDGE AGREEMENT (“Pledge Agreement”), dated the above date, is entered into at between SQUARE 1 BANK (“Lender”), whose address is 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, and the pledgor named above (“Pledgor”), whose address is set forth above.  Pledgor has executed and delivered to Lender that certain First-Demand Guaranty with respect to all Obligations (as defined in the Loan Agreement) (as amended from time to time, collectively, the “Guaranty”), and that certain Pledge of Receivables Agreement, First Rank Accounts Pledge Agreement. and Pledge of IP Rights Agreement (as amended from time to time, collectively, the “Security Agreements”).  This Agreement, the Guaranty, the Security Agreements and any other present and future written agreements between Pledgor and Lender, as the same may be amended from time to time are referred to herein collectively as the “Pledgor Documents” and as the “Finance Documents”.  This Agreement is one of the “Finance Documents” as defined in the Guaranty and the Security Agreements.

1.                                      Pledge of Securities and Other Collateral.  Pledgor shall concurrently deliver to Lender the stock certificates and other securities evidencing the stock and securities issued by Talend, Inc., a Delaware corporation (“Borrower”), together with duly executed instruments of assignment thereof to Lender (which, together with all replacements and substitutions therefore, and all additions thereto pursuant to this Agreement, are hereinafter referred to as the “Securities”).  Pledgor hereby pledges to Lender and grants Lender a security interest in the Securities, including without limitation all stock and securities issued by Borrower hereafter acquired by Pledgor, and all rights and remedies relating to, or arising out of, any and all of the foregoing, and all proceeds thereof (collectively, the “Collateral”) to secure the payment and performance of all “Obligations”, as defined in the Loan and Security Agreement dated as of May 29, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Borrower and Lender.  Any and all stock dividends, rights, warrants, options, puts, calls, conversion rights and other securities and any and all property and money distributed or delivered with respect to the Securities or issued upon the exercise of any puts, calls, conversion rights, options, warrants or other rights included in or pertaining to the Securities, and any and all stock and securities issued by Borrower hereafter acquired by Pledgor shall be included in the term “Securities” as used herein and shall be subject to this Pledge Agreement, and Pledgor shall deliver the same to Lender immediately upon receipt thereof together with any necessary instruments or transfer.  Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral owned by it before the same become delinquent or become Liens upon any of the Collateral,

2.  Voting and Other Rights; Irrevocable Proxy.  Pledgor shall have the right to exercise all voting rights with respect to the Securities, provided no Notification or Enforcement Event (as defined in the Security Agreements) has occurred and is continuing.  Upon the occurrence of any Notification or Enforcement Event and during the continuance thereof, Lender shall have the exclusive right (but not any obligation) to exercise all voting rights with respect to the Securities, and Pledgor irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender) as its true and lawful attorney, proxy, and agent-in-fact to, and the Lender, or the Lender’s agent, may, without notice to Pledgor, at such time or times thereafter as the Lender or said agent, in its discretion, may determine, in the name of Pledgor or the Lender: (a) transfer the Collateral on the books of the issuer thereof, with full power of substitution in the premises; (b) endorse the name of Pledgor upon any checks, notes, acceptance, money orders, certificates, drafts or other forms of payment of security that come into the Lender’s possession to the extent they constitute Collateral; (c) vote and give written consents with respect to the Securities and other Collateral, in all matters and circumstances; and (d) do all acts and things necessary, in the Lender’s discretion, to fulfill the obligations of Pledgor under this Agreement.  THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE, Provided no Notification or Enforcement Event has occurred, Pledgor shall have the right to exercise all puts, calls, straddles, conversion rights, options, warrants, and other rights and remedies with respect to the Securities, provided that if a Notification or Enforcement Event has occurred and is continuing, Lender shall have the exclusive right (but not any obligation) to exercise all puts, calls, straddles, conversion rights, options, warrants, and other rights and remedies with respect to the Securities.  Lender shall have no responsibility or liability for the exercise of, or failure to exercise, any puts, calls, straddles, conversion rights, options, warrants, rights to vote or consent, or other rights with respect to any of the Securities.  If a Notification or Enforcement Event has occurred, Lender shall have the right from time to time to transfer all or any part of the Securities to Lender’s own name or the name of its nominee.  The exercise by the Lender of any of its rights and remedies under this Section shall not be deemed a disposition of Collateral under Article 9 of the Uniform Commercial Code nor an acceptance by the Lender of any of the Collateral in satisfaction of any of the Obligations.

3.         Representations and Warranties.  Pledgor hereby represents and warrants to Lender that (i) Pledgor is the sole holder of record and the sole beneficial owner of the Collateral free and clear of any lien, security interest, claim or encumbrance thereon or affecting the title thereto except for the security interest created by this Agreement; (ii) the Securities included in the Collateral constitute 100% of the issued and outstanding shares of capital stock of the Borrower, and all of the Securities have been duly authorized, validly issued and are fully paid and non-assessable, and there are no existing options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of the Borrower, and no capital stock of the Borrower is held in the treasury of the Borrower; (iii) [intentionally omitted]; (iv) none of the Securities has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, and Pledgor’s execution and delivery of this Agreement and the pledge of the Collateral hereunder do not, directly or indirectly, violate or result in a violation of any such laws; (v) no consent, approval, authorization or other order of any person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental departments, commissions, boards, bureaus, agencies or other instrumentalities, domestic or foreign, is required to be made or obtained by Pledgor, for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally; (vi) the pledge, assignment and delivery of the Collateral pursuant to this Agreement will create a valid, perfected first-priority security interest in the Collateral in favor of Lender securing the payment of the Obligations; and (vii) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

4.         Events of Default.  If any one or more of the following events shall occur, any such event shall constitute an “Event of Default” and Pledgor shall provide Lender with immediate notice thereof: (a) any warranty, representation, statement, report or certificate made or delivered to Lender by Pledgor or any of Pledgor’s officers, employees or agents now or hereafter is incorrect, false, untrue or misleading in any material respect; or (b) Pledgor shall breach any of the terms or provisions of this Agreement, which is not cured within 10 Business Days after written notice thereof to Pledgor; or (c) any Collateral becomes subject to any lien, claim or encumbrance other than in favor of Lender; or (d) any Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 Business days.

5.         Remedies.  If a Notification or Enforcement Event occurs, Pledgor shall give immediate written notice thereof to Lender.  Upon the occurrence of a Notification or Enforcement Event, or an Event of Default, and at any time thereafter, Lender shall have the right, without notice to or demand upon Pledgor, to exercise any one or more of the following remedies: sell or otherwise dispose of the Securities, and other Collateral, at a public or private sale, for cash, or other property, or on credit, with the authority to adjourn or postpone any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  Lender may directly or through any affiliate purchase the Securities, and other Collateral, at any such public disposition, and if permissible under applicable law, at any private disposition.  Pledgor and Lender hereby agree that it shall conclusively be deemed commercially reasonable for Lender, in connection with any sale or disposition of the Securities, to impose restrictions and conditions as to the investment intent of a purchaser or bidder, the ability of a purchaser or bidder to bear the economic risk of an investment in the Securities, the knowledge and experience in business and financial matters of a purchaser or bidder, the access of a purchaser or bidder to information concerning the issuer of the Securities, as well as legend conditions and stop transfer instructions restricting subsequent transfer of the Securities, and any other restrictions or conditions which Lender believes to be necessary or advisable in order to comply with any state or federal securities or other laws.  Pledgor acknowledges that the foregoing restrictions may result in fewer proceeds being received upon such sale then would otherwise be the case.  Pledgor hereby agrees to provide to Lender any and all information required by Lender in connection with any sales of Securities by Lender hereunder.  If, after the occurrence of any Notification or Enforcement Event or Event of Default, Rule 144 promulgated by the Securities and Exchange Commission (or any other similar rule) is available for use by Lender in connection with the sales of any Securities hereunder, Pledgor agrees not to utilize Rule 144 in the sale of any securities held by Pledgor of the same class as the Securities, without the prior written consent of Lender.  Any and all reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Lender in connection with the foregoing shall be added to and become a part of the Obligations and shall be due from Pledgor to Lender upon demand.

6.         Remedies, Cumulative; No Waiver.  The failure of Lender to enforce any of the provisions of this Agreement at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same.  All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Lender by law.

7.         Term.  This Agreement and Lender’s rights hereunder shall continue in full force and effect until all of the Obligations have been fully paid, performed and discharged and the Loan Agreement and all other present and future agreements between Borrower and Lender have terminated.  As soon as practicable, but no later than live business days after termination, Lender shall return the Collateral to Pledgor, with any necessary instruments of transfer.

8.         Waivers.  Pledgor hereby waives: (a) presentment for payment, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Pledgor might be entitled, including without limitation notice of all of the following: the acceptance hereof; the creation, existence, or acquisition of any Obligations; the amount of the Obligations from time to time outstanding; any adverse change in Borrower’s financial position; any other fact which might increase Pledgor’s risk; any default, partial payment or non-payment of all or any part of the Obligations; any and all agreements and arrangements between Lender and Borrower and any changes, modifications, or extensions thereof; (b) any right to require Lender to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property, real or personal, tangible or intangible, which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves or credits held by Lender or any indebtedness of Lender to Borrower, or to exercise any other right or power, or pursue any other remedy Lender may have; (c) any defense arising by reason of any disability or other defense by Borrower or any endorser, guarantor, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of Borrower or any endorser, guarantor, co-maker or other person with respect to all or any part of the Obligations (other than payment in full of the Obligations); and (d) all rights of subrogation, reimbursement, and indemnity whatsoever, and all rights of recourse to or with respect to any assets or property of Borrower and any collateral or security for any or all of the Obligations, until the Obligations have been paid in full.

9.         Consents.  Pledgor hereby consents and agrees that, without notice to or further consent by Pledgor and without affecting or impairing in any way Lender’s rights hereunder, Lender may do any one or more of the following: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the

Obligations and any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property, real, personal or mixed, tangible or intangible, securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Lender at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) release, substitute or add any one or more endorsers or guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Agreement; (c) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Obligations, including the rate of interest thereon, by agreement with the Borrower; (f) apply any sums received from Borrower, any guarantor, endorser, or cosigner, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, as provided in the Loan Agreement, and regardless of whether such indebtedness is part of the Obligations, is secured, or is due and payable; (g) exercise any right or remedy it may have with respect to any or all of the Obligations or any property, real, personal or mixed, tangible or intangible, securing any or all of the Obligations or any guaranty thereof, including but not limited to judicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and no such action or proceeding shall affect Lender’s rights hereunder notwithstanding the effect of any such action or proceeding upon, or destruction of, any of Pledgor’s rights of subrogation against Borrower, whether by operation of Section 580d or Section 726 of the California Code of Civil Procedure, or otherwise.  Pledgor consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Pledgor, or against or in payment of any or all of the Obligations.

10.       Financial Condition of Borrower.  Pledgor is fully aware of the financial condition of Borrower and is executing and delivering this Agreement based solely upon his own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Lender with respect thereto.  Pledgor represents and warrants that it is in a position to obtain, and Pledgor hereby assumes full responsibility for obtaining, any additional information concerning Borrower’s financial condition and any other matter pertinent hereto as Pledgor may desire, and Pledgor is not relying upon or expecting Lender to furnish to him any information now or hereafter in Lender’s possession concerning the same or any other matter.  By executing this agreement Pledgor knowingly accepts the full range of risks encompassed within this Agreement including without limitation the possibility that Borrower will incur additional Obligations for which recourse may be had against the Collateral after Borrower’s financial condition or ability to pay such Obligations has deteriorated.  Pledgor shall have no right to require Lender or any other person, to provide any financial or other information concerning Borrower or any other matter, fact, or occurrence to Pledgor.

11.       Revivor.  If any payment made on any of the Obligations to Lender shall for any reason be required to be returned by Lender, whether on the ground that such payment constituted a preference or for any other reason, then for purposes of this Agreement, and notwithstanding any prior termination of the Loan Agreement or this Agreement, such payment shall be treated as not having been made, and this Agreement shall in all respects be effective with respect to the Obligations as though such payment had not been made; and if any of the Collateral been released or returned to Pledgor, then Pledgor shall return the Collateral to Lender, to be held and dealt with in accordance with the terms of this Agreement.

12.       General Provisions.  This Agreement and the documents referred to herein are the entire and only agreements between Pledgor and Lender with respect to the subject matter hereof, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, with respect to the subject matter hereof, which are not set forth herein or therein, are superseded hereby.  The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Pledgor and Lender.  All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by Lender and its successors and assigns and shall be binding upon Pledgor and its successors and assigns; provided that Pledgor may not transfer any of its rights hereunder without the prior written consent of Lender.  Paragraph headings are used herein for convenience only.  Pledgor acknowledges that the same may not describe completely the subject matter of the applicable paragraph, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.  Pledgor shall upon demand reimburse Lender for all costs, fees and expenses (including without limitation reasonable attorneys’ fees, whether or not suit be brought), which are incurred by Lender in connection with, or arising out of, this Agreement.

13.       Governing Law; Jurisdiction; Venue.  This Agreement and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of California.  All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement or the relationship between Pledgor and Lender, and any and all other claims of Pledgor against Lender of any kind, may be brought in a court located in Los Angeles County, California, and each party consents to the jurisdiction of an such court and the referee referred to in Section 14 below, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; it being understood that Lender may bring proceedings against Pledgor in the courts of any other jurisdiction, Pledgor consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Agreement or by any other method permitted by law.

14.       Dispute Resolution.  The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in Section 15 below, but the California Supreme Court has held that such pre-dispute jury trial waivers are unenforceable.  This Section will be applicable until: (i) the California Supreme Court holds that a pre-dispute jury trial waiver provision similar to that contained in Section 15 herein is valid or enforceable; or (ii) the California Legislature passes legislation and the governor of the State of California signs into law a statute authorizing pre-dispute jury trial waivers and as a result such waivers become enforceable.

(a) Any controversy, dispute or claim between the parties based upon, arising out of, or in any way relating to: (i) this Agreement or any supplement or amendment thereto; or (ii) any other present or future instrument or agreement between the parties hereto; or (iii) any breach, conduct, acts or omissions of any of the parties hereto or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing any of the parties hereto; in each of the foregoing cases, whether sounding in contract or tort or otherwise (a “Dispute”) shall be resolved exclusively by judicial reference in accordance with Sections 638 et seq. of the California Code of Civil Procedure (“CCP”) and Rules 3.900 et seq. of the California Rules of Court (“CRC”), subject to the following terms and conditions. (All references in this section to provisions of the CCP and/or CRC shall be deemed to include any and all successor provisions.)

(b)         The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a).  Unless the parties otherwise agree in writing, the reference shall be to a single referee.  The referee shall be a retired Judge of the Los Angeles County Superior Court (“Superior Court”) or a retired Justice of the California Court of Appeal or California Supreme Court.  Nothing in this section shall be construed to limit the right of Lender, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, or any other court in a jurisdiction in which any Collateral is located or having jurisdiction over any Collateral, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other “provisional remedy” (as such term is defined in CCP Section 1281.8).

(c)          Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee.  If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Superior Court in accordance with CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6.  If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.

(d)         Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Los Angeles, State of California.  The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section.  Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed in writing by all parties to the proceeding.  The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court.  The referee’s powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules 3.900 et seq., (i) the power to grant provisional relief, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other “provisional remedy” (as such term is defined in CCP Section 1281.8), and (ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys’ fees.  The parties shall, subject to the referee’s power to award costs to the prevailing party, bear equally the costs of the reference proceeding, including without limitation the fees and costs of the referee and the court reporter.

(e)          The parties acknowledge and agree that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without a jury (subject, however, to the right of a party, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other “provisional remedy” (as such term is defined in CCP Section 1281.8)), (ii) the referee does not have the power to empanel a jury, (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to CCP Section 644(a) as if the decision were issued by the Superior Court, (iv) the decision of the referee shall not be subject to review by the Superior Court, and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.

15.  Mutual Waiver of Jury Trial.  LENDER AND PLEDGOR EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED.  EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR PLEDGOR, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.  IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Pledgor:	Lender:

TALEND SA.	SQUARE 1 BANK

By

Represented by:	Name

duly authorized	Title

Michael Tuchen
President Directeur General

Schedule 2

Description of new Pledged IP Rights

Talend Open Studio for Data Integration

Talend Open Studio for Data Quality

Talend Open Studio for Master Data Management

Talend Open Studio for Big Data

Talend Open Studio for Enterprise Service Bus

Talend Enterprise Data Integration

Talend Enterprise Big Data

Talend Enterprise ESB

Talend Platform for Master Data Management

Talend Platform for Data Management

Talend Platform for Data Services

Talend Platform for Big Data

Talend Platform for Enterprise Integration

ANNEXE 3

List of Experts for determination of Enforcement Value

ENTITY
1.	Deloitte
2.	Price Waterhouse Coopers
3.	Interbrand
4.	Sorgem évaluation